UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2026

Martin Marietta Materials, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	001-12744	56-1848578
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4123 Parklake Avenue Raleigh, North Carolina	27612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-781-4550

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	MLM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 14, 2026, Martin Marietta Materials, Inc. (“Martin Marietta”) issued $750 million aggregate principal amount of 4.850% Senior Notes due 2029 (the “2029 Notes”), $1,250 million aggregate principal amount of 5.200% Senior Notes due 2032 (the “2032 Notes”), $1,000 million aggregate principal amount of 5.400% Senior Notes due 2034 (the “2034 Notes”), $1,500 million aggregate principal amount of 5.625% Senior Notes due 2036 (the “2036 Notes”) and $1,000 million aggregate principal amount of 6.375% Senior Notes due 2056 (the “2056 Notes” and, together with the 2029 Notes, 2032 Notes, 2034 Notes and 2036 Notes, the “Notes”) pursuant to a base indenture, dated as of May 22, 2017 (the “Base Indenture”), as amended and supplemented from time to time, including by the Sixth Supplemental Indenture, dated as of August 14, 2026 (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between Martin Marietta and Regions Bank, as trustee (the “Trustee”), governing the Notes.

The 2029 Notes will mature on August 15, 2029 and will accrue interest at a rate of 4.850% per annum. The 2032 Notes will mature on January 30, 2032 and will accrue interest at a rate of 5.200% per annum. The 2034 Notes will mature on January 30, 2034 and will accrue interest at a rate of 5.400% per annum. The 2036 Notes will mature on August 15, 2036 and will accrue interest at a rate of 5.625% per annum. The 2056 Notes will mature on August 15, 2056 and will accrue interest at a rate of 6.375% per annum. Interest on the 2029 Notes, 2036 Notes and 2056 Notes will be paid semiannually on the 15th day of February and August, commencing February 15, 2027. Interest on the 2032 Notes and 2034 Notes will be paid semiannually on the 30th day of January and July, commencing January 30, 2027.

The Notes are Martin Marietta’s senior unsecured obligations and rank equally in right of payment with all of its existing and future senior indebtedness and will rank senior in right of payment to all of its future subordinated indebtedness. The Notes are effectively subordinated to all of Martin Marietta’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes are not guaranteed by any of Martin Marietta’s subsidiaries and are structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade accounts payable) and preferred equity of Martin Marietta’s subsidiaries.

The net proceeds of the Notes will be used, together with borrowings under a $1.5 billion senior unsecured term loan facility, to pay the cash consideration for the Company’s previously announced acquisition of all of the outstanding equity interests in Lhoist North America, Inc. (the “Acquisition”). Closing of the offering is expected to occur in the third quarter of 2026, subject to the satisfaction of customary closing conditions.

Optional Redemption. Prior to July 15, 2029, with respect to the 2029 Notes, December 30, 2031, with respect to the 2032 Notes, November 30, 2033, with respect to the 2034 Notes, May 15, 2036, with respect to the 2036 Notes and February 15, 2056, with respect to the 2056 Notes (each, a “Par Call Date”), Martin Marietta may redeem the notes of a series, at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes of such series are scheduled to mature on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined in the Indenture) plus 10 basis points, in the case of the 2029 Notes, 15 basis points, in the case of the 2032 Notes, 15 basis points, in the case of the 2034 Notes, 15 basis points, in the case of the 2036 Notes, and 20 basis points, in the case of the 2056 Notes, less (b) interest accrued to, but excluding, the date of redemption, and

(ii)	100% of the principal amount of the notes of the applicable series to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date. On or after the applicable Par Call Date, Martin Marietta may redeem the notes of a series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes of such series being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Special Mandatory Redemption. If (i) the Acquisition is not consummated prior to the SMR Outside Date (as defined in the Indenture), (ii) the Securities Sale Agreement (as defined in the Indenture) is terminated at any time prior to the SMR Outside Date (other than as a result of consummating the Acquisition) or (iii) Martin Marietta publicly announces at any time prior to the SMR Outside Date that it will no longer pursue the consummation of the Acquisition, then Martin Marietta will be required to redeem all of the outstanding notes of each series pursuant to a special mandatory redemption at a redemption price equal to 101% of the aggregate principal amount of the notes of the applicable series plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (as defined in the Indenture).

Change of Control Repurchase Event. If a Change of Control Repurchase Event (as defined in the Indenture) occurs, unless Martin Marietta has exercised its right to redeem the Notes in full or is otherwise required to redeem the Notes pursuant to a special mandatory redemption, Martin Marietta will be required to offer to repurchase all of the outstanding Notes at a repurchase price equal to 101% of their principal amount, plus unpaid interest, if any, accrued thereon to, but excluding, the date of repurchase.

Other Covenants. The Indenture contains covenants that restrict Martin Marietta’s ability, with certain exceptions, to (i) incur debt secured by liens, (ii) engage in sale and leaseback transactions and (iii) merge or consolidate with or into, or transfer all or substantially all of the assets of Martin Marietta and its subsidiaries, taken as a whole, to, another entity. These covenants are subject to a number of important exceptions and qualifications, as described in the Indenture.

Events of Default. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include non-payment, breach of covenants in the Indenture and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal of all such outstanding Notes and any accrued interest thereon immediately due and payable.

The Notes have been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to an effective shelf registration statement on Form S-3ASR (File No. 333-293581), as supplemented by the prospectus supplement dated August 11, 2026, filed with the Securities and Exchange Commission under the Act.

The foregoing description of the Indenture (including the form of Notes) does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and the Sixth Supplemental Indenture (including the form of Notes), which are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6 and 4.7 and incorporated by reference herein.

Item 8.01.	Other Events.

In connection with the Notes offering, copies of the legal opinions of Robinson, Bradshaw & Hinson, P.A. and Cravath, Swaine & Moore LLP relating to the Notes are attached hereto as Exhibits 5.1 and 5.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of May 22, 2017, between Martin Marietta Materials, Inc. and Regions Bank, as trustee (incorporated by reference to Exhibit 4.1 of Martin Marietta’s Current Report on Form 8-K, filed on May 22, 2017).

4.2	Sixth Supplemental Indenture, dated as of August 14, 2026, between Martin Marietta Materials, Inc. and Regions Bank, as trustee, governing the Notes.

4.3	Form of 4.850% Senior Notes due 2029 (contained in Exhibit 4.2).

4.4	Form of 5.200% Senior Notes due 2032 (contained in Exhibit 4.2).

4.5	Form of 5.400% Senior Notes due 2034 (contained in Exhibit 4.2).

4.6	Form of 5.625% Senior Notes due 2036 (contained in Exhibit 4.2).

4.7	Form of 6.375% Senior Notes due 2056 (contained in Exhibit 4.2).

5.1	Opinion of Robinson, Bradshaw & Hinson, P.A.

5.2	Opinion of Cravath, Swaine & Moore LLP.

23.1	Consent of Robinson, Bradshaw & Hinson, P.A. (contained in Exhibit 5.1).

23.2	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 14, 2026	MARTIN MARIETTA MATERIALS, INC.

	By:	/s/ George F. Schoen
	Name:	George F. Schoen
	Title:	Executive Vice President, General Counsel and Corporate Secretary